UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

RALCORP HOLDINGS, INC.

(Exact Name of Registrant as specified in Charter)

Missouri (State or other jurisdiction of incorporation)	1-12619 (Commission File Number)	43-1766315 (I.R.S. Employer Identification No.)

800 Market Street, Suite 2900, St. Louis, MO (Address of Principal Executive Offices)	63101 (Zip Code)

Registrant’s telephone number, including area code: (314) 877-7000

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Only the items indicated below are covered by this report.

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2007, Ralcorp Holdings, Inc. (the “Company”), Ralcorp Mailman LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Ralcorp Mailman”), Kraft Foods Inc. (“Kraft”) and Cable Holdco, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Kraft (“Splitco”), entered into a definitive RMT Transaction Agreement (the “Transaction Agreement”). Pursuant to the Transaction Agreement, the Company will acquire Kraft’s Post cereals business through a business combination whereby Splitco will merge with and into Ralcorp Mailman (the “Merger”) and Ralcorp Mailman will merge with and into the Company with the Company as the surviving entity. The transaction value of the business combination is approximately $2.6 billion, which includes the issuance and assumption of approximately $960 million in debt.

Pursuant to the Transaction Agreement, Kraft will, among other things, (i) engage in an internal restructuring whereby it will transfer to Cable Newco, LLC (“Newco”) substantially all of the Post cereals assets, and Newco will assume from Kraft certain liabilities associated with such assets and (ii) prior to the Merger, distribute to eligible holders of Kraft common stock (and possibly to a limited number of holders of Kraft deferred stock awards) all of the outstanding shares of Splitco common stock, either, in Kraft's sole discretion, through a pro-rata dividend or an exchange offer, or a combination thereof.

Upon consummation of the transactions contemplated by the Transaction Agreement, each share of Splitco common stock will be automatically converted into the right to receive one fully paid and nonassessable share of Company common stock which, will result in the Company's then-existing stockholders holding approximately 46% of the Company’s common stock and the stockholders of Kraft holding approximately 54% of the Company’s common stock, in each case on a fully diluted basis.

The Transaction Agreement contains customary representations, warranties and covenants made by the parties, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Transaction Agreement and consummation of the transactions contemplated by the Transaction Agreement and (ii) not to engage in certain kinds of transactions during such period.

Consummation of the transactions contemplated by the Transaction Agreement is subject to customary closing conditions, including the absence of certain legal impediments to the consummation of the transactions, the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Competition Act (Canada), the effectiveness of certain filings with the Securities and Exchange Commission (“SEC”), approval by the Company’s shareholders of the issuance of Company common stock in the Merger, the receipt by Kraft of rulings with respect to certain aspects of the transactions from the Internal Revenue Service and the receipt by Kraft of certain tax opinions.

The foregoing description of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transaction Agreement, which is filed as Exhibit 2.1 hereto, and incorporated into this report by reference.

All stockholders of the Company and Kraft are urged to read the Transaction Agreement carefully and in its entirety. The Transaction Agreement has been included to provide information regarding its terms and is not intended to provide any other factual information about the Company or Kraft. Such information can be found elsewhere in the public filings that each of the Company and Kraft makes with the SEC, which are available without charge at http://www.sec.gov. In addition, documents filed by the Company with the SEC may be obtained free of charge by requesting them in writing from Ralcorp Holdings, Inc., 800 Market Street, St. Louis, MO 63101, Attention: Investor Relations.

The Transaction Agreement contains representations and warranties that the Company and Ralcorp Mailman, on the one hand, and Kraft, on the other hand, made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Transaction Agreement and Kraft and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential disclosure schedules. These disclosure schedules contain information that modify, qualify or create exceptions to the representations and warranties set forth in the Transaction Agreement. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (ii), may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or (iii) may have been used for the purpose of allocating risk between the parties to the Transaction Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1

RMT Transaction Agreement dated November 15, 2007, by and among Kraft Foods Inc., Cable Holdco, Inc, Ralcorp Holdings, Inc. and Ralcorp Mailman LLC (pursuant to Item 601(b)(2) of Regulation S-K, annexes and schedules to the RMT Transaction Agreement have been omitted; annexes and schedules will be supplementally provided to the SEC upon request).

* * * * *

ADDITIONAL INFORMATION

In connection with the proposed transaction between the Company and Kraft, the Company will file a registration statement on Form S-4 with the SEC. Such registration statement will include a proxy statement of the Company that also constitutes a prospectus of the Company, and will be sent to the shareholders of the Company. Shareholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about Kraft, the Company and the proposed transactions. The proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents (when they are available) can also be obtained free of charge from Kraft upon written request to Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093, or by calling (847) 646-5494, or from the Company, upon written request to Ralcorp Holdings Inc., 800 Market Street, Suite 2900, Saint Louis, Missouri 63101, or by calling (314) 877-7113.

This communication is not a solicitation of a proxy from any security holder of the Company and shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. However, Kraft, the Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Kraft may be found in its 2006 Annual Report on Form 10-K filed with the SEC on March 1, 2007, definitive proxy statement relating to its 2007 Annual Meeting of Shareholders filed with the SEC on March 13, 2007 and current report on Form 8-K filed with the SEC on November 7, 2007. Information about the directors and executive officers of the Company may be found in its 2006 Annual Report on Form 10-K filed with the SEC on December 13, 2006, definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on December 13, 2006 and current report on Form 8-K filed with the SEC on October 2, 2007. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This document contains forward-looking statements which are within the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements with respect to the expected timing, completion and effects of the proposed merger and the financial condition, results of operations, plans, objectives, future performance and business of the Company and the combined company, including statements preceded by, followed by or that include the words “believes,” “projects,” “targets,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “will,” “can” or similar expressions. These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties. There are a number of important factors which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These factors include, but are not limited to: (1) the ability to consummate the proposed transaction; (2) receipt of regulatory and shareholder approvals without unexpected delays or conditions, including without limitation a private letter ruling from the Internal Revenue Service; (3) changes in estimates of future earnings and cash flows; (4) certain financial information included in this document and information that was used in preparation of our estimates is based on unaudited "carved out" financial statements which information may be different once audited; (5) changes in expectations as to the closing of the transaction; (6) an increase in costs of packaging materials, ingredients, or raw materials, including wheat and corn products, oats, rice, sugar and soybean oil; (7) competitive pressures among branded and private label manufacturers increasing significantly; (8) general economic and business conditions that adversely affect the Company or its suppliers, distributors or customers; (9) the ability of the Company to maintain and/or improve sales and earnings performance; (10) expected synergies and cost savings are not achieved or achieved at a slower pace than expected; (11) integration problems, delays or other related costs; (12) retention of customers and critical employees; (13) the interest rate the Company pays on its borrowings; (14) unanticipated changes in laws, regulations, or other industry standards affecting the Company; and (15) those referenced in Item 1A of the Company’s Annual Report on Form 10-K for the year ended September 30, 2006, under the heading “Risk Factors.”

Further information on other factors which could affect the financial results of the Company after the transactions contemplated by the Transaction Agreement is included in the Company’s filings with the SEC.  These documents are available free of charge at the SEC’s website at http:\\www.sec.gov or from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ralcorp Holdings, Inc.
(Registrant)

By:	/s/ T.G. Granneman
T.G. Granneman
Duly Authorized Signatory and Chief Accounting Officer

Date: November 20, 2007

EXHIBIT INDEX

Exhibit Number	Description

2.1

RMT Transaction Agreement dated November 15, 2007, by and among Kraft Foods Inc., Cable Holdco, Inc, Ralcorp Holdings, Inc. and Ralcorp Mailman LLC (pursuant to Item 601(b)(2) of Regulation S-K, annexes and schedules to the RMT Transaction Agreement have been omitted; annexes and schedules will be supplementally provided to the SEC upon request).